As filed with the Securities and Exchange Commission on February _, 2000 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                   THCG, INC.
             (Exact name of registrant as specified in its charter)

           Utah                                                87-0415597
           ----                                                ----------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                         650 Madison Avenue, 21st Floor
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                           --------------------------
                    THE 2000 THCG, INC. STOCK INCENTIVE PLAN
                  THCG, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
          THE 1999 WALNUT FINANCIAL SERVICES, INC. STOCK INCENTIVE PLAN
 AMENDED AND RESTATED 1994 WALNUT FINANCIAL SERVICES, INC. STOCK INCENTIVE PLAN
                WALNUT CAPITAL CORPORATION 1987 STOCK OPTION PLAN
                        AMIT AVNET STOCK OPTION AGREEMENT
                   MICHAEL GEGENHEIMER STOCK OPTION AGREEMENT
                      ALON HOSHMAND STOCK OPTION AGREEMENT
                      MARIA IANITTI STOCK OPTION AGREEMENT
                        LARRY LOEB STOCK OPTION AGREEMENT
                         ORI RAAM STOCK OPTION AGREEMENT
                      PATRICK REGAN STOCK OPTION AGREEMENT
                     JOSEPH SHMIDMAN STOCK OPTION AGREEMENT
                       ERICA SIEGEL STOCK OPTION AGREEMENT
                       LARRY SMITH STOCK OPTION AGREEMENT
                       ED TEDESCHI STOCK OPTION AGREEMENT
                       LUIS VERGARA STOCK OPTION AGREEMENT
                      GORDON WINSTON STOCK OPTION AGREEMENT
                            (Full Title of the Plans)


                                 Joseph D. Mark
                           Co-Chief Executive Officer
                                   THCG, Inc.
                         650 Madison Avenue, 21st Floor
                            New York, New York 10022
                     (Name and Address of Agent for Service)


                                 (212) 223-0440
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                             Peter S. Kolevzon, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.


                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum       Proposed Maximum
Title of Securities to be          Amount to be           Offering Price         Aggregate Offering       Amount of
Registered                         Registered             Per Share              Price                    Registration Fee
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            5,244,000              $15.50 (2)            $81,282,000               $21,458.44
$0.01  per share)                  shares (1)
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            1,386,000 shares       $3.625 (4)             $5,024,250               $1,326.40
$0.01  per share)                  (3)
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            100,000 shares         $7.188(4)              $718,000                 $189.55
$0.01  per share)                  (5)
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            338,000                $10.00 (4)             $3,380,000               $892.32
$0.01  per share)                  shares (6)
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            930,000 shares         $6.00 (4)              $5,580,000               $1,473.12
$0.01  per share)                  (7)
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            13,334 shares (8)      $10.86 (4)             $144,807.24              $38.22
$0.01  per share)
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            1,000 shares (9)       $13.50 (4)             $13,500                  $3.56
$0.01  per share)
------------------------------     ------------------     ------------------     --------------------     --------------------
Common Stock (par value            23,350 shares          $10.80 (4)             $252,180                 $66.57
$0.10  per share)                  (10)
------------------------------     ------------------     ------------------     --------------------     --------------------

(1) Represents 544,000 authorized but unissued shares of Common Stock under The 1999 Walnut Financial Services, Inc. Stock Incentive Plan (the "1999 Plan"), 4,500,000 authorized but unissued shares of Common Stock under The 2000 THCG, Inc. Stock Incentive Plan, and 200,000 authorized but unissued shares of Common Stock under the THCG, Inc. 2000 Employee Stock Purchase Plan.

(2) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported by the Nasdaq National Market of The Nasdaq Stock Market on March 21, 2000, which is within five (5) business days prior to the date of this Registration Statement.

(3) Represents shares of Common Stock subject to options issued pursuant to the 1999 Plan on November 2, 1999.

(4) The Proposed Maximum Offering Price is equal to the exercise price per share of each share of Common Stock with respect to the options granted.

(5) Represents shares of Common Stock subject to options issued pursuant to the 1999 Plan on November 8, 1999.

(6) Represents shares of Common Stock subject to options issued on December 15, 1999, an aggregate of 220,000 of which were granted under the 1999 Plan and an aggregate of 118,000 of which were granted under the Gordon Winston Stock Option Agreement, the Larry Loeb Stock Option Agreement, the Joseph Shmidman Stock Option Agreement, the Alon Hoshmand Stock Option Agreement, the Luis Vergara Stock Option Agreement, the Patrick Regan Stock Option Agreement, the Amit Avnet Stock Option Agreement, the Erica Siegal Stock Option Agreement, the Ori Raam Stock Option Agreement and the Maria Iannitti Stock Option Agreement.

(7) Represents shares of Common Stock subject to options issued pursuant to the Larry Smith Stock Option Agreement, the Ed Tedeschi Stock Option Agreement and the Michael Gegenheimer Stock Option Agreement on December 29, 1999.

(8) Represents shares of Common Stock subject to options issued pursuant to the Amended and Restated Walnut Financial Services, Inc. 1994 Stock Incentive Plan (the "1994 Plan") on September 12, 1997.

(9) Represents shares of Common Stock subject to options issued pursuant to the 1994 Plan on January 2, 1996.

(10) Represents an aggregate of 17,762 shares of Common Stock subject to options issued pursuant to the Walnut Capital Corporation 1987 Stock Option Plan (the "1987 Plan") on September 7, 1994, and an aggregate of 5,588 shares of Common Stock subject to options issued pursuant to the 1987 Plan on September 7, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (1) The Company's Annual Report on Form NT10-K for the fiscal year ended December 31, 1998, filed March 30, 1999 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (2) The Company's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1998, filed April 15, 1999 pursuant to Section 13(a) of the Exchange Act;

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed May 17, 1999 pursuant to Section 13(a) of the Exchange Act;

         (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed August 16, 1999 pursuant to Section 13(a) of the Exchange Act;

         (5) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed October 29, 1999 pursuant to Section 13(a) of the Exchange Act;

         (6) The Company's Current Report on Form 8-K, filed February 1, 1999 pursuant to Section 13 or 15(d) of the Exchange Act;

         (7) The Company's Current Report on Form 8-K, filed August 6, 1999 pursuant to Section 13 or 15(d) of the Exchange Act;

         (8) The Company's Current Report on Form 8-K, filed November 10, 1999 pursuant to Section 13 or 15(d) of the Exchange Act;

         (9) The Company's Current Report on Form 8-K, filed January 6, 2000 pursuant to Section 13 or 15(d) of the Exchange Act;

         (10) The Company's Current Report on Form 8-K/A, filed January 14, 2000 pursuant to Section 13 or 15(d) of the Exchange Act;

         (11) The Company's Current Report on Form 8-K/A, filed March 13, 2000 pursuant to Section 13 or 15(d) of the Exchange Act;

         (12) The Company's Registration Statement on Form 10, filed pursuant to
Section 12(g) of the Exchange Act, which contains a description of the Company's Common Stock, including any amendment or report filed for the purpose of updating such description; and

         (13) All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interest of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

         Reference is made to Section 16-10a-841 of the Utah Revised Business Corporation Act (the "URBCA"), which permits a corporation in its articles of incorporation or in its bylaws to eliminate or limit the personal liability of a director to the corporation or to its shareholders for any actions taken or any failure to take any action as a director, except for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation of Section 16-10a-842 (providing for liability of directors for unlawful distributions to shareholders); or (d) an intentional violation of criminal law. The Registrant's Articles of Amendment and Restatement contain provisions permitted by Section 16-10a-841 of the URBCA.

         Reference is made to Sections 16-10a-902 and 16-10a-907 of the URBCA, which provide that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of clause (b) in the preceding sentence. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre is not by itself determinative that the individual did not meet the standard of conduct required for indemnification. A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Indemnification permitted under these sections of the URBCA in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

         Reference is made to Section 16-10a-907 of the URBCA, which provides that a corporation may indemnify an officer of the corporation to the same extent as a director and, with respect to an officer who is not a director, to a greater extent if not inconsistent with public policy.

         The Registrant's Articles of Amendment and Restatement and Amended and Restated By-laws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the URBCA.

         The Registrant maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         Section 4 of the Plan provides that the Registrant shall indemnify each member of the Committee and any other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any costs or expenses arising out of such activities, except where the individual acted in bad faith and without reasonable belief that it was in the best interests of the Company.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.
          ---------

          Exhibit Number        Description
          --------------        -----------
              4.1               Articles of  Amendment  and  Restatement  of the
                                Registrant.

              4.2               Amended and Restated By-laws of the Registrant.

              5 Opinion of Stoel Rives LLP regarding legality of securities being registered (including consent).

              23.1              Consent of BDO Seldman, LLP

              23.2              Consent of Cohen & Schaeffer, P.C.

              23.3              Consent of Richard A. Eisner & Company, LLP

              23.4 Consent of Stoel Rives LLP (see Exhibit Number 5 above).

Item 9.    Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of March, 2000.

                                         THCG, INC.

                                         By: /s/ Joseph D. Mark
                                            -----------------------------------
                                            Name:  Joseph D. Mark
                        Title: Co-Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                        Title(s)                        Date
  ---------                        --------                        ----

/s/ Joseph D. Mark              Co-Chief Executive              March 22, 2000
---------------------           Officer and Director
Joseph D. Mark

/s/ Adi Raviv                   Co-Chief Executive              March 22, 2000
---------------------           Officer and Director
Adi Raviv

/s/ Shai Novik                  Chief Financial Officer         March 22, 2000
---------------------
Shai Novik

/s/ Keith Abell                 Director                        March 22, 2000
---------------------
Keith Abell

/s/ Gene E. Burleson            Director                        March 22, 2000
---------------------
Gene E. Burleson

/s/ Burton W. Kanter            Director                        March 22, 2000
---------------------
Burton W. Kanter

/s/ Joel S. Kanter              Director                        March 22, 2000
---------------------
Joel S. Kanter

/s/ Henry Klein                 Director                        March 22, 2000
----------------------
Henry Klein

/s/ Evan Marks                  Director                        March 22, 2000
----------------------
Evan Marks

/s/ Larry Smith                 Director                        March 22, 2000
----------------------
Larry Smith

/s/ Stanley B. Stern            Director                        March 22, 2000
-----------------------
Stanley B. Stern

                Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 22nd, 2000.

                                    The 2000 THCG, Inc. Stock Incentive Plan

                                    By: /s/ Adi Raviv
                                       ----------------------------------
                                    Name:  Adi Raviv
                                    Title: Co-Chief Executive Officer

                                    2000 THCG, Inc. Employee Stock Purchase Plan

                                    By: /s/ Adi Raviv
                                       ---------------------------------
                                       Name:  Adi Raviv
                                       Title: Co-Chief Executive Officer

                                    The 1999 Walnut Financial Services, Inc.
                                    Stock Incentive Plan

                                    By: /s/ Adi Raviv
                                       ---------------------------------
                                       Name:  Adi Raviv
                                       Title: Co-Chief Executive Officer

                                    Amended and  Restated  1994 Walnut
                                    Financial  Services,  Inc.
                                    Stock Incentive Plan

                                    By: /s/ Adi Raviv
                                       ---------------------------------
                                       Name:  Adi Raviv
                                       Title: Co-Chief Executive Officer

                                    Walnut Capital Corporation 1987 Stock
                                    Option Plan

                                    By: /s/ Adi Raviv
                                       --------------------------------
                                       Name:  Adi Raviv
                                       Title: Co-Chief Executive Officer

                                  EXHIBIT INDEX


         Exhibit Number       Description
         --------------       -----------

         4.1 Articles of Amendment and Restatement of the Registrant.

         4.2                  Amended and Restated By-laws of the Registrant.

         5 Opinion of Stoel Rives LLP regarding legality of securities being registered (including consent).

         23.1                 Consent of BDO Seldman, LLP

         23.2                 Consent of Cohen & Schaeffer, P.C.

         23.3                 Consent of Richard A. Eisner & Company, LLP

         23.4 Consent of Stoel Rives LLP (see Exhibit Number 5 above).